UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2022

GREENIDGE GENERATION HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40808	86-1746728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Rennell Drive, 3rd Floor Fairfield, Connecticut	06890
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 718-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	GREE	Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On October 7, 2022, Greenidge Generation Holdings Inc. (the “Company”) issued a press release announcing selected preliminary estimated unaudited financial and operating results for the three months ended September 30, 2022. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.02.

The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2022, the board of directors (the “Board”) of the Company approved the appointment of David Anderson as the Company’s new Chief Executive Officer (“CEO”) and member of the Board and Scott MacKenzie as the Company’s Chief Strategy Officer, each effective as of the start of October 8, 2022. The Board also approved the mutual agreement between the Company and Jeffrey Kirt, the Company’s current CEO, that Mr. Kirt would resign from his roles as CEO and member of the Board, effective as of the end of October 7, 2022. Such resignation is not because of any disagreement with the Company regarding its operations, policies or practices.

Mr. Anderson, 49, has served as President and CEO of Millar Western Forest Products, a privately held, integrated forest products company based in Alberta, Canada, since January 2020, and previous to that in various roles with Millar Western, including as its Chief Operating Officer from 2018 to 2019 and as its Chief Financial Officer from 2016 to 2018. Mr. Anderson also serves as a member of Millar Western’s board of directors. Mr. Anderson earned a Bachelor of Science in Forestry and a Master of Business Administration from the University of Alberta and has been a CFA charterholder since 2016.

Mr. MacKenzie, 46, has served as the Vice President, Corporate Development for Millar Western since June 2019. From June 2016 to June 2019, Mr. MacKenzie was the Director, Corporate Development and Strategic Planning at Stuart Olson, Inc., a construction services company based in Alberta, Canada. Prior to joining Stuart Olson, Mr. MacKenzie held various senior management roles with the ACTCO Group, an engineering and logistics company listed on the Toronto Stock Exchange. Mr. MacKenzie earned a Bachelor of Engineering from Lakehead University and a Master of Business Administration with a focus in finance and international business from the University of Alberta.

In connection with their employment by the Company, Messrs. Anderson and MacKenzie each entered into an Offer Letter with the Company, dated October 7, 2022. Pursuant to the Offer Letters, in addition to the stock option awards described below, Messrs. Anderson and MacKenzie will each receive a base salary in the amount of $400,000, in the case of Mr. Anderson, or $180,000, in the case of Mr. MacKenzie, and an annual target bonus equal to 50% of base salary, subject to such terms and performance conditions as determined by the Board.

In addition, as an inducement for Messrs. Anderson and MacKenzie to enter into employment with the Company, in accordance with Nasdaq Listing Rule 5635(c)(4), the Company’s Compensation Committee approved grants of stock options (“Options”) to each of Messrs. Anderson and MacKenzie pursuant to a Stock Option Inducement Award Agreement. The Options granted to Mr. Anderson are exercisable for 1,852,812 shares of the Company’s Class A common stock (“Shares”) and the Options granted to Mr. MacKenzie are exercisable for 1,224,030 Shares. The Options will be granted on October 10, 2022 and have an exercise price equal to the closing price of a Share on the grant date. The Options will vest in equal annual installments on each of the first, second and third anniversaries of the grant date, subject to Messrs. Anderson’s and MacKenzie’s continued service to the Company through the applicable vesting dates, respectively.

There are no understandings or arrangements between Messrs. Anderson or MacKenzie and any other person pursuant to which Mr. Anderson was appointed to serve as CEO and Mr. MacKenzie was appointed to serve as Chief Strategy Officer. There are no existing relationships between Messrs. Anderson or MacKenzie and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationships that would require disclosure under Item 401(d) of Regulation S-K.

The Company expects to enter into an agreement with Mr. Kirt in connection with his transition from CEO to consultant. The material terms of this agreement will be disclosed upon its finalization.

As was included in the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2022, to ensure continuity of the Company’s management, on August 12, 2022, the Board approved, and the Company entered into, an Employment Agreement with Dale Irwin, the Company’s President. Mr. Irwin’s Employment Agreement provides that Mr. Irwin will be eligible for (i) an annual base salary of $450,000 and (ii) a target annual bonus opportunity of up to 50% of Mr. Irwin’s annual base salary, 50% of which will be paid in restricted stock units under the Plan (“RSUs”), vesting in equal annual installments on the first three anniversaries of the grant date, subject to Mr. Irwin’s continued employment through each vesting date and otherwise subject to approval by the Board and the terms and conditions of the Plan. If Mr. Irwin’s employment with the Company is terminated by the Company without Cause or Mr. Irwin resigns with Good Reason (as each term is defined in the Employment Agreement), in addition to any accrued base salary through and including the date of termination and any amounts or benefits required to be paid or provided under applicable law or accrued and vested under the benefit plans of the Company (the “Accrued Amounts”), Mr. Irwin will be entitled to receive, subject to execution of a release and compliance with restrictive covenants: (i) continued payment of his annual base salary for a period of 12 months following the date of termination; (ii) Company-subsidized COBRA coverage equal to the same portion of the monthly premium the Company pays for active employees until the earlier of (x) the one-year anniversary of the date of termination or (y) the date Mr. Irwin becomes eligible for health insurance coverage under the health plan of another employer; (iii) an amount equal to 100% of Mr. Irwin’s target annual bonus opportunity for the fiscal year in which the termination of employment occurs, payable on the first anniversary of the date of termination; (iv) any earned but unpaid annual bonus for the completed fiscal year that ended prior to the fiscal year in which the termination of employment occurs, payable on the date such annual bonuses are paid to similarly situated employees of the Company; and (v) continued vesting of any time-vesting RSUs that would have vested in the 12-month period following the date of termination. If Mr. Irwin’s employment is terminated due to death or Disability (as defined in the Employment Agreement), Mr. Irwin will be entitled to receive, subject to execution of a release and compliance with restrictive covenants, (a) the Accrued Amounts, (b) accelerated vesting of all outstanding unvested RSUs representing the deferred portion of Mr. Irwin’s annual bonus for prior years and (c) pro rata vesting of any time-vesting RSUs based on the period employed prior to termination.

A copy of the press release announcing Mr. Kirt’s transition and Messrs. Anderson’s and MacKenzie’s appointments and their inducement awards is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is not incorporated herein by reference into this Item 5.02. The form of Stock Option Inducement Award Agreement pursuant to which the Options will be granted will be filed with the Company’s next annual report on Form 10-K. The above description of the Employment Agreement is a summary, and the full text of the agreement was filed with the Company’s Form 10-Q, filed with the Securities and Exchange Commission on August 15, 2022.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Greenidge Generation Holdings Inc. Press Release, dated October 7, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENIDGE GENERATION HOLDINGS INC.

Dated: October 7, 2022	By:	/s/ Robert Loughran
Robert Loughran
Chief Financial Officer